Exhibit 5.2

May 30, 2024

Selective Insurance Group, Inc.

40 Wantage Avenue

Branchville, New Jersey 07890

Ladies and Gentlemen:

We have acted as special New York counsel for Selective Insurance Group, Inc., a New Jersey corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of (a) shares of common stock, par value $2.00 per share, of the Company (“Common Stock”); (b) shares of preferred stock, no par value per share, of the Company (“Preferred Stock”), which may be issued in one or more series; (c) depositary receipts (the “Receipts”) evidencing depositary shares, each representing a fractional interest in a share of Preferred Stock (such depositary shares, the “Depositary Shares”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company and one or more banks or trust companies to be named in the applicable Deposit Agreement (each, a “Bank Depositary”); (d) (i) senior unsecured debt securities, which may be issued in one or more series (the “Senior Debt Securities”) under the senior debt indenture dated as of February 8, 2013 between the Company and U.S. Bank National Association, as trustee (the “Senior Indenture”); (ii) senior subordinated unsecured debt securities, which may be issued in one or more series (the “Senior Subordinated Debt Securities”) under the senior subordinated debt indenture (the “Senior Subordinated Indenture”) in the form filed as exhibit 4.5 to the Registration Statement, between the Company and U.S. Bank National Association, as trustee; and (iii) junior subordinated unsecured debt securities, which may be issued in one or more series (collectively with the Senior Debt Securities and Senior Subordinated Debt Securities, the “Debt Securities”), under the junior subordinated debt indenture in the form filed as exhibit 4.6 to the Registration Statement, between the Company and U.S. Bank National Association, as trustee (the “Junior Subordinated Indenture” and, together with the Senior Indenture and the Senior Subordinated Indenture, the “Indentures”) (U.S. Bank National Association, in each such capacity as trustee under each Indenture, a “Trustee”); (e) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) by the Company and one or more warrant agents to be named therein; (f) subscription rights to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by the Company and one or more subscription agents to be named therein; (g) purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, shares of Common Stock, shares of Preferred Stock or Debt Securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein; (h) purchase units of the Company (“Purchase Units”), each consisting of a Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein; and (i) such indeterminate number of shares of Common Stock or Preferred Stock or Depositary Shares and indeterminate amount of Debt Securities as may be issued upon exercise, settlement, exchange or conversion, as applicable, of any Preferred Stock, Debt Securities, Warrants or Subscription Rights or settlement of any Purchase Contracts or Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments (collectively, “Indeterminate Securities”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Subscription Rights, Purchase Contracts, Purchase Units and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

Selective Insurance Group, Inc.

May 30, 2024

As used herein, “Transaction Documents” means the Indentures and the supplemental indentures thereto, the Warrant Agreements, the Subscription Rights Agreements, the Purchase Contract Agreements, the Purchase Unit Agreements, the Deposit Agreements and any applicable underwriting or purchase agreement.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, and other instruments as we have deemed appropriate for the purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. As to any facts material to the opinions hereinafter expressed that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and documents furnished to us by the Company, without independent verification of their accuracy.

Selective Insurance Group, Inc.

May 30, 2024

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement will be effective at the time the Securities are offered and issued as contemplated pursuant to the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) none of the terms of any Security, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law; (iv) the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered and issued will have been duly authorized, validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of the opinion that:

1.	With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the Senior Subordinated Indenture and the Junior Subordinated Indenture have each been qualified under the Trust Indenture Act of 1939, (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

2.	With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

Selective Insurance Group, Inc.

May 30, 2024

3.	With respect to any Subscription Rights offered by the Company (the “Offered Subscription Rights”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities relating to such Offered Subscription Rights have been duly authorized for issuance by the Company and (c) the Subscription Rights Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

4.	With respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company and (c) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

5.	With respect to any Purchase Units offered by the Company (the “Offered Purchase Units”), when (a) the general conditions shall have been satisfied, (b) the Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, included in such Offered Purchase Units, as applicable, have been duly authorized for issuance or sale, as applicable, by the Company and (c) certificates evidencing the Offered Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Unit Agreement, the Offered Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

6.	With respect to any Depositary Shares offered by the Company, including such indeterminate number of Depositary Shares as may be issued upon exercise, settlement, exchange or conversion, of any of the securities of the Company, including such Depositary Shares as may be issued pursuant to anti-dilution adjustments (collectively, the “Offered Depositary Shares”), when (a) the general conditions shall have been satisfied, (b) the preferred stock relating to such Depositary Shares has been duly authorized for issuance by the Company; (c) the Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Deposit Agreement, and the Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Deposit Agreement; and (d) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of preferred stock with the Bank Depositary in accordance with the applicable Deposit Agreement, such Deposit Agreement will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms under the laws of the State of New York.

Selective Insurance Group, Inc.

May 30, 2024

The opinions expressed above are subject to the following limitations and qualifications:

A.	The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

B.	Under applicable law, guarantors may be entitled to certain rights or protections which as a matter of statutory or common law may not be waived or altered. We express no opinion herein as to the enforceability of any provisions of the Guarantees which purport to waive or alter such rights or protections, except to the extent permitted by law.

C.	The opinions expressed herein are limited to the laws of the State of New York and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP